Exhibit 99.1

For Immediate Release
July 1, 2019

PNM Files Consolidated Application for San Juan Generating Station
Application Requests Approval of Abandonment, Securitization and Replacement Power

(ALBUQUERQUE, N.M.) – PNM, the wholly-owned New Mexico utility subsidiary of PNM Resources, Inc. (NYSE: PNM), today filed with the New Mexico Public Regulation Commission (NMPRC) a consolidated application requesting the abandonment of the San Juan Generating Station (San Juan), securitization of the unrecovered investment in the plant and approvals for replacement power resources.

The application proposes the abandonment of San Juan in June 2022 upon the expiration of the participation and coal supply agreements. The application also requests securitization treatment along with approvals for replacement power under a recommended scenario consistent with the New Mexico Energy Transition Act legislation. If approved, this scenario results in average customer savings of $7.11 per month in 2023 compared to the continued operation of San Juan.

PNM evaluated replacement power scenarios in the filing and considered the resulting costs to customers, reduction to carbon emissions and risks to reliability. The recommended scenario for replacement power results in the lowest cost to customers and achieves significant reductions to carbon emissions, meets reliability standards and brings significant investment to New Mexico. This scenario includes the following resources:

•	280 megawatts of natural gas-fired peaking units at San Juan,

•	350 megawatts of solar capacity, and

•	130 megawatts of battery storage capacity.

“Each step we take toward 100% emissions-free must balance the cost, the environment, and reliability,” said Pat Vincent-Collawn, PNM Resources chairman, president and CEO. “The San Juan replacement plan we put forth will not only save customers money but will have one of the largest solar facilities in the U.S. and one of the highest percentages of battery storage anywhere in the country.”

Certain financial information reflecting the impact of the consolidated application, if it were to be approved by the NMPRC, to previously disclosed investment plans and potential earnings power can be found at: http://www.pnmresources.com/investors/events-and-presentations.aspx. The application can be found at: http://www.pnmresources.com/investors/rates-and-filings.aspx. PNM requested an NMPRC decision on the consolidated application by the end of 2019.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2018 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,671 megawatts of generation capacity and provides electricity to more than 781,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                            Media
Lisa Goodman                            Ray Sandoval
(505) 241-2160                        (505) 241-2782

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”) and Public Service Company of New Mexico (“PNM”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR and PNM assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR and PNM caution readers not to place undue reliance on these statements. PNMR's and PNM's, business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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